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                                                                   Exhibit 10(g)

                                                                  April 16, 1999

Mr. John E. Sloe
505 Duneden Drive
Aurora, Ohio 44202

Dear John:

         This letter agreement sets forth the terms and conditions of your separation from employment with Cold Metal Products, Inc. (the "Company"). We agree as follows:

         1. RESIGNATION DATE. Your resignation as an officer of the Company and all of its related corporations will be effective on April 9, 1999. The fifteen month period beginning on the resignation date and ending on July 31, 2000 is referred to herein as the "post-resignation period". The period between April 9, 1999 and April 30, 1999 will be treated as paid vacation.

         2. OBLIGATIONS OF THE COMPANY. In consideration of the agreements, releases and representations made by you in this Agreement:

         (a) You will receive severance payments in the aggregate amount of $220,000 in approximately equal monthly installments over the post-resignation period, less lawful withholdings, which includes compensation for vacation accrued but unused as of the resignation date.

         (b) During the post-resignation period, you will continue to participate in those employee benefit plans and fringe benefit arrangements identified in Schedule A, subject to the Company's right to modify, amend or terminate any such plan or arrangement. COBRA continuation coverage under the Company's group health plan identified in Schedule A will be available at the end of post-resignation period in accordance with applicable law. You may continue to participate in the Cold Metal Products, Inc. Thrift Plan during the post-resignation period.

         (c) You will receive all amounts credited to your account under the Company's Special Incentive Compensation Plan, including investment earnings, as if you had "Retired", within the meaning of such plan, on the resignation date. Payment will be made to you within thirty (30) days after the date of this Agreement.

         (d) Within thirty (30) days after this Agreement becomes effective, the Company will pay an allowance of $20,000 for financial services and legal fees relating to this Agreement.

         (e) Your resignation on the resignation date will be considered a "Normal Termination" for purposes of the Company's 1994 Incentive Program, so that your currently exercisable options to purchase 15,000 shares of Company stock will not expire until five (5) years after the resignation date.




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Mr. John E. Sloe
April 16, 1999
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         (f) You may purchase your Dell computer, "AS IS", for $500 cash at any time within thirty (30) days after the date of this Agreement, payment to be made by personal check.

         (g) The Company will transfer title to your Company vehicle to you, within thirty (30) days after the date of this Agreement.

         (h) Within thirty (30) days after this Agreement becomes effective, the Company will pay you severance in the amount of $500.00, less lawful withholdings.

         3. YOUR OBLIGATIONS:  GENERAL RELEASE.

         (a) In consideration of your receipt of the payments and benefits described in paragraph 2 above:

               (i) You release and agree not to sue the Company, Aarque Securities Corporation or any of their affiliates, or any of the officers, agents or employees thereof, with respect to any claim, whether known or unknown, which you have, or may have, related to your employment with the Company, or termination of such employment (the "Claims"), including all Claims of unlawful discrimination on account of sex, race, age, disability, veteran's status, national origin or religion; all Claims based upon any federal, state or local equal employment opportunity law, including the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, all Claims for violations of the Employee Retirement Income Security Act of 1974; all Claims for violation of any agreement or representation, express or implied, made prior to or simultaneously with this Agreement; and all Claims based upon wrongful termination of employment and similar or related Claims.

              (ii) You will not at any time disclose any Confidential Information in whole or in part to any person, firm or corporation for any reason or purpose whatsoever, or use such information in any way or in any capacity. The Term "Confidential Information" shall mean secret or confidential information relating to the Company, its affiliates and customers or their affiliates, which conveys a competitive advantage to the Company or any such customer, client or affiliate, and which was disclosed to or known by you as a consequence of or through your employment with the Company (including information conceived, originated, discovered or developed by you), which information is not public knowledge or otherwise generally known in the relevant trade or industry.
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Mr. John E. Sloe
April 16, 1999
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         (b) It is agreed that the general release set forth in this paragraph
3: (i) does not release the Company of its obligations under this Agreement; and
(ii) shall not adversely affect such benefits, if any, to which you may be entitled under the Pension Plan for Salaried Non-Bargaining Employees of Cold Metal Products, Inc. (the "Pension Plan"), the Cold Metal Products, Inc. Thrift Plan (the "Thrift Plan"), the Cold Metal Products, Inc. Special Incentive Compensation Plan, and other fringe benefit plans maintained by the Company as of the date hereof, as such plans may be amended from time to time, to the extent that you qualify for benefits thereunder in accordance with the terms of such plans.

         4. ACKNOWLEDGMENTS. By signing this Agreement, you expressly acknowledge and agree that:

         (a) You have read and fully understand the terms of this Agreement.

         (b) YOU UNDERSTAND THAT THIS AGREEMENT CONSTITUTES A FULL, FINAL AND BINDING SETTLEMENT OF ALL MATTERS COVERED BY THIS AGREEMENT AND THAT THIS AGREEMENT CONSTITUTES A RELEASE OF ALL CLAIMS, KNOWN AND UNKNOWN, WHICH RELATE TO YOUR EMPLOYMENT OR SEPARATION FROM EMPLOYMENT INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT;

         (c) You understand that this Agreement does not waive any rights or claims arising after this Agreement goes into effect;

         (d) The payments and benefits described above are significantly more valuable than any payments or benefits you would be entitled to receive under the Company's normal termination policies;

         (e) You have had the opportunity to consult with an attorney, prior to signing this Agreement;

         (f) YOU HAVE HAD ADEQUATE OPPORTUNITY TO REQUEST AND HAVE RECEIVED ALL INFORMATION YOU NEED TO UNDERSTAND THIS AGREEMENT AND HAVE BEEN OFFERED SUFFICIENT TIME, THAT IS, AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO SIGN THIS AGREEMENT;

         (g) YOU HAVE KNOWINGLY AND VOLUNTARILY ENTERED THIS AGREEMENT WITHOUT ANY DURESS, COERCION OR UNDUE INFLUENCE BY ANYONE.

         5. MISCELLANEOUS.

         (a) You and the Company agree that this Agreement contains the complete agreement between you and the Company and that there are no other agreements or representations relating in any way to the subject matter of this Agreement.

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Mr. John E. Sloe
April 16, 1999
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         (b) This Agreement will become effective on the 7th day after you sign
it. During the seven (7) days after you sign this Agreement, you may revoke it by giving written notice to the Company, in which event this Agreement will not go into effect.

         If you agree with the foregoing, please indicate by signing below.


                                                     COLD METAL PRODUCTS, INC.

                                                     BY:/S/ RAYMOND P. TOROK
                                                     ---------------------------
                                                     Raymond P. Torok, President


ACCEPTED AND AGREED TO IN FULL:


/S/ JOHN E. SLOE
----------------
John E. Sloe

Date: May 25, 1999